Exhibit 99.1

Aspreva Announces Preliminary Revenues
for First Quarter 2006 and Revises Guidance

Revenues reflect a higher than anticipated reconciliation payment

Victoria, B.C., Canada; April 13, 2006 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), an emerging pharmaceutical company focused on increasing the pool of evidence-based medicines for patients with less common diseases, today announced preliminary revenues of approximately US$62 million for the first quarter of 2006.

First quarter 2006 revenues include a higher than expected quarterly reconciliation payment of US$16 million related to the third quarter of 2005. The receipt of this reconciliation payment is in compliance with the terms of Aspreva’s collaboration agreement with Roche. Aspreva anticipates royalty revenues for the full year 2006 to be in excess of US$200 million, including the higher reconciliation payment in the first quarter.

As earlier announced, Aspreva will release its full financial and business results on Wednesday, April 26th. The Company will hold a conference call and webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results.

The webcast and conference call will be available to all interested parties. To access the live call or the archive via the Internet, please click on Webcasts and Events under the Investors section of the Company's website at www.aspreva.com. Alternatively, please dial 1-866-510-0710 (North America) or 1-617-597-5378 (International) and enter the pass code 31880614 to participate in the call. The call will be available for replay until Wednesday, May 3rd, by calling 1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 76284010. The webcast replay will be available on Aspreva’s website until the Company’s second quarter 2006 conference call.

About Aspreva Pharmaceuticals
Aspreva is an emerging pharmaceutical company focused on identifying, developing and, upon regulatory approval, commercializing new indications for approved drugs and drug candidates for patients living with less common diseases. Aspreva's "Indication Partnering" strategy allows its partners to maintain core brand focus while extending the benefits of their medicines to a broader patient population.

For further information please contact:
Sage Baker
Executive Director, Corporate & Investor Affairs
Aspreva Pharmaceuticals
250-744-2488
sbaker@aspreva.com

The revenue figures in this press release are preliminary and are not a complete disclosure of our quarterly financial results. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

Certain statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 or forward-looking information under applicable Canadian securities legislation. Words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements or information, although not all forward-looking statements or information contain these identifying words. Forward looking statements or information include, but are not limited to, those with respect to future profits, product revenues, future operations and the plans of management. These forward-looking statements or information are only predictions based upon our current expectations, and actual events or results may differ materially. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements or information. Forward-looking statements or information are subject to known and unknown risks and uncertainties and are based on uncertain assumptions that could cause our actual results and the timing of events to differ materially from those anticipated in such forward-looking statements or information. Our actual results could differ materially from those anticipated in such forward-looking statements upon completion of the review of our first quarter results by our independent auditor. These risks and uncertainties include, without limitation, the risk that we may not sustain our profitability; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; we may not be successful in establishing additional collaborations; we rely on third parties for the continued supply and manufacture of CellCept, we may face adverse currency fluctuations in our primary markets which may adversely impact our financial results, we may face unknown risks related to intellectual property matters; we may face increased competition from other pharmaceutical or biotechnology companies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. You are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Aspreva undertakes no obligation to revise or update any forward-looking statements or information as a result of new information, future events or otherwise after the date of this press release.